

                                  NSAR ITEM 77O
                          July 1, 1999 to June 30, 2000
                          VK California Municipal Fund
                               10f-3 Transactions


  UNDERWRITING #                UNDERWRITING              PURCHASED FROM     AMOUNT OF SHARES         % OF            DATE OF
                                                                                PURCHASED         UNDERWRITING        PURCHASE


         1             Virgin Island Public Financing      PaineWebber        1,000,000              0.335%            11/10/99
         2                   L.A. DWAP Elec. Rev           J.P. Morgan        1,000,000              0.297%            02/16/00



Underwriting Participants:

Underwriters for #1:             Underwriters for #2:

Morgan Stanley                   J.P. Morgan & Co.
Roosevelt                        Bear, Stearns & Co. Inc.
                                 Banc of America Securities LLC
                                 Merrill Lynch & Co.
                                 Salomon Smith Barney
                                 Goldman, Sachs & Co.
                                 PaineWebber Incorporated
                                 E. J. De La Rosa & Co., Inc.
                                 Morgan Stanley & Co. Incorporated
                                 Morgan Stanley Dean Witter
                                 Siebert Branford Shank & Co., LLC